Exhibit 99.2
EXCERPT OF CERTAIN ITEMS INCLUDED IN THE OFFERING MATERIALS RELATING TO THE PROPOSED OFFERING
OF $500 MILLION AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES
OF ECHOSTAR DBS CORPORATION.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
The unaudited pro forma condensed consolidated statement of operations was derived from our historical consolidated financial statements and gives effect to the separation of EDBS and EchoStar. The unaudited pro forma condensed consolidated financial statement and accompanying notes should be read together with our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 present our results of operations assuming the separation had been completed as of January 1, 2007. The unaudited pro forma condensed consolidated financial statement gives effect to the following:
•	the distribution of the digital set-top box business, certain satellites, uplink and satellite transmission assets, certain real estate and other assets and related liabilities to EchoStar;

•	the results of operations and other expenses, including depreciation expenses, related to the digital set-top box business, certain satellites, uplink and satellite transmission assets, certain real estate and other assets and related liabilities contributed to EchoStar;

•	the impact of the transition services and commercial agreements between EDBS and EchoStar;

•	the impact of the $1.0 billion in cash, cash equivalents and marketable investment securities that we ultimately distributed to EchoStar.
We believe the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information.
This unaudited pro forma condensed consolidated statement of operations are not necessarily indicative of our results of operations had the separation been completed on the dates assumed.  Additionally, these statements are not necessarily indicative of our future results of operations.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	EDBS	Pro Forma		EDBS
	Historical	Adjustments		Pro Forma
	(in millions, except per share data)
		(Unaudited)
Revenue:
Subscriber-related revenue	$10,674	$—		$10,674
Equipment sales and other revenue	386	(257	) (a)	129
Equipment sales – EchoStar	—	16	(b)	16
Transitional services and other revenue – EchoStar	—	55	(c)	55

Total revenue	11,060	(186)		10,874

Costs and Expenses:
Subscriber-related expenses (exclusive of depreciation shown below — (d))	5,488	10	(e)	5,498
Satellite and transmission expenses (exclusive of depreciation shown below - (d)):
EchoStar	—	317	(f)	317
Other	180	(155	) (g)	25
Cost of sales — equipment	270	(270	) (h)	—
Equipment, transitional services and other cost of sales	—	193	(i)	193
Subscriber acquisition costs (d)	1,575	16	(j)	1,591
General and administrative — EchoStar	—	14	(k)	14
General and administrative	578	(129	) (l)	449
Litigation expense	34	—		34
Depreciation and amortization (d)	1,321	(214	) (m)	1,107

Total costs and expenses	9,446	(218)		9,228

Operating income (loss)	1,614	32		1,646

Other Income (Expense):
Interest income	104	(64	) (n)	40
Interest expense, net of amounts capitalized	(373)	34	(o)	(339)
Other	(1)	—		(1)

Total other income (expense)	(270)	(30)		(300)

Income (loss) before income taxes	1,344	2		1,346
Income tax (provision) benefit, net	(534)	—		(534)

Net income (loss)	$810	$2		$812

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:
The pro forma adjustments to the condensed consolidated statement of operations for the spin-off represent the following:
(a)	Represents revenue on digital set-top boxes and accessories and fixed satellite services sold by EchoStar to third-parties related to the businesses and assets distributed.

(b)	Represents revenue from the sale of remanufactured receivers to EchoStar. This amount is equal to cost plus an additional amount that is equal to an agreed percentage of our cost, which will vary depending on the nature of the equipment purchased.

(c)	Primarily represents revenue for general and administrative services provided to EchoStar under transitional service agreements. These services are billed at cost plus an additional amount that is equal to an agreed percentage of our cost, which will vary depending on the services provided.

(d)	These amounts do not include depreciation and amortization expense. “EDBS Pro Forma” depreciation and amortization expense consists of the following:

For the
Year Ended
December 31,
2007
Equipment leased to customers	$870
Satellites	106
Furniture, fixtures, equipment and other	109
Identifiable intangible assets subject to amortization	17
Buildings and improvements	5

Total depreciation and amortization	$1,107

(e)	Represents the incremental cost of set-top boxes and accessories, sold to existing subscribers, that we purchase from EchoStar following the Spin-off. This incremental cost is equal to an agreed percentage of EchoStar’s cost, which will vary depending on the nature of the equipment purchased.

(f)	Represents the cost of satellite and transmission services that we purchase from EchoStar following the Spin-off primarily including the leasing of satellite capacity at fees based on spot market prices for similar satellite capacity and digital broadcast operations.

(g)	Represents the internal costs previously incurred for digital broadcast operations that are provided by EchoStar following the Spin-off and included in “Satellite and transmission expenses – EchoStar,” discussed in (f) above).

(h)	Represents the cost of digital set-top boxes and accessories and fixed satellite services sold by EchoStar to third-parties related to the businesses and assets distributed. Additionally, this amount represents certain costs which were reclassified to “Equipment, transitional services and other cost of sales” to conform to the current period presentation, discussed in (i) below.

(i)	Represents the cost of sales for general and administrative services that we provide to EchoStar following the Spin-off and the cost of remanufactured receivers that we sell to EchoStar. In addition, this amount includes the incremental cost of DBS accessories purchased from EchoStar that were sold to third-parties. This incremental cost is equal to an agreed percentage of EchoStar’s cost, which will vary depending on the nature of the equipment purchased. This also represents certain costs which were reclassified from “Cost of sales – equipment,” discussed in (h) above.

(j)	Represents the incremental cost of set-top boxes and accessories, sold to new subscribers, that we purchase from EchoStar following the Spin-off. This incremental cost is equal to an agreed percentage of EchoStar’s cost, which will vary depending on the nature of the equipment purchased.

(k)	Primarily represents rental expense related to buildings distributed to EchoStar and leased back to us at per square foot rental rates comparable to rates of similar commercial property in the same geographic areas, including taxes, insurance and maintenance of the premises. In addition, this represents expense related to services purchased from EchoStar pursuant to the transitional services agreement.

(l)	Represents the general and administrative expenses associated with the businesses and assets distributed to EchoStar primarily related to research and development, corporate overhead expenses and related employee benefits.

(m)	Represents depreciation and amortization expense primarily associated with the set-top box business, satellites, uplink and satellite transmission assets and certain other real estate assets associated with the businesses and assets distributed to EchoStar offset, in part, by additional depreciation expense primarily associated with the incremental cost of the equipment that we purchase from EchoStar for our equipment lease programs.

(n)	Represents interest income primarily related to the $1.0 billion of cash, cash equivalents and marketable investment securities distributed to EchoStar. The amount of interest income was calculated assuming that the $1.0 billion was distributed on January 1, 2007 and earned approximately 5.3%, the weighted-average interest rate earned by EDBS’s marketable investment securities portfolio, for the year ended December 31, 2007.

(o)	Primarily represents the interest expense on leased satellites accounted for as capital leases which were assumed by EchoStar following the Spin-off.

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